                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) November 6, 1997
                                                        ----------------


                   American General Hospitality Corporation
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            (Exact Name of Registrant as Specified in its Charter)


          Maryland                     1-11903                  75-2648842
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(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)


           5605 MacArthur Boulevard, Suite 1200, Irving, Texas 75038
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           (Address of Principal Executive Offices)       (Zip Code)


      (Registrant's Telephone Number, Including Area Code (972) 550-6800
                                                          --------------


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        (Former Name or Former Address, If Changed Since Last Report.)

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ITEM 5.  OTHER EVENTS.

         Pursuant to an Underwriting Agreement (the "Underwriting Agreement"), dated November 6, 1997, among American General Hospitality Corporation (the "Registrant"), American General Hospitality Operating Partnership, L.P., AGH GP, Inc. and AGH LP, Inc. and Smith Barney Inc., Legg Mason Wood Walker, Incorporated and The Robinson-Humphrey Company, LLC, the Registrant sold 4,250,000 shares of its common stock, par value $0.01 per share, to the public for a purchase price of $27.50 per share or $116,875,000 in the aggregate. After underwriting discounts and commissions, net proceeds to the Registrant will be $26.06 per share or $110,755,000 in the aggregate.

         The foregoing description of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by the complete text of such document which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  EXHIBITS.


Exhibit      Description
-------      -----------

  1.1        Underwriting Agreement, dated November 6, 1997, between the
             Registrant, American General Hospitality Operating Partnership,
             L.P., AGH GP, Inc. and AGH LP, Inc. and Smith Barney Inc., Legg
             Mason Wood Walker, Incorporated and The Robinson-Humphrey Company,
             LLC.

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMERICAN GENERAL HOSPITALITY CORPORATION
                                                     (Registrant)

Date: November 7, 1997
                                       By: /s/ Steven D. Jorns
                                           ------------------------------------
                                           Name:  Steven D. Jorns
                                           Title: Chief Executive Officer and
                                                  President


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